Exhibit 99.1

AGREEMENT OF MERGER

between

UTG, INC.

and

ACAP CORPORATION

Dated August 9, 2011

Table of Contents

Article I.	THE MERGER……………………………………………………………...............................................................................................................................................….	1

Section 1.01	The Merger…………………………………………………...……………..............................................................................................................................................…	1
Section 1.02	Closing; Effective Time………………………………….………………..............................................................................................................................................…..	1
Section 1.03	Effect of the Merger……………………………….……………………............................................................................................................................................….…	2
Section 1.04	Certificate of Incorporation and Bylaws……….……………………….........................................................................................................................................……..	2
Section 1.05	Directors and Officers……………………………………………………............................................................................................................................................…...	2
Section 1.06	Effect of Merger on the Capital Stock of the Constituent Corporations….....................................................................................................................................….	2
Section 1.07	Exchange of Certificates, Procedures……………………………….……............................................................................................................................................…	3
Section 1.08	Taking of Necessary Action; Further Action……………………………......................................................................................................................................….…	6

Article II.	REPRESENTATIONS AND WARRANTIES OF ACAP…………….........................................................................................................................................………	6

Section 2.01	Organization, Standing and Power; Subsidiary………………………......................................................................................................................................……….	6
Section 2.02	Capital Structure…………………………………………………………............................................................................................................................................……	7
Section 2.03	Authority; No Conflicts……………………………………………….........................................................................................................................................……….	7
Section 2.04	Financial Statements……………………………………………………..........................................................................................................................................……..	8
Section 2.05	Information Supplied…………………………………………………...........................................................................................................................................……….	8
Section 2.06	Absence of Changes or Events………………………………………........................................................................................................................................………..	8
Section 2.07	Litigation; Compliance with Laws……………………………………..........................................................................................................................................………	8
Section 2.08	Brokers’ and Finders’ Fees…………………………………………….........................................................................................................................................………	9
Section 2.09	Representations Complete…………………………………………….........................................................................................................................................……….	9

Article III.	REPRESENTATIONS AND WARRANTIES OF UTG……………..........................................................................................................................................………..	9

Section 3.01	Organization, Standing and Power; Subsidiaries………………….......................................................................................................................................…………..	9
Section 3.02	Capital Structure………………………………………………………............................................................................................................................................………	10
Section 3.03	Authority; No Conflicts………………………………………………..........................................................................................................................................……….	10
Section 3.04	Information Supplied…………………………………………………...........................................................................................................................................……….	11
Section 3.05	Merger Consideration………………………………………………..........................................................................................................................................…………	11
Section 3.06	Brokers’ and Finders’ Fees…………………………………………..........................................................................................................................................…………	11
Section 3.07	Representations Complete…………………………………………..........................................................................................................................................………….	11

Article IV.	COVENANTS…………………………………………………..…….................................................................................................................................................……	11

Section 4.01	Preparation of Proxy Statement; Stockholders’ Meeting………………......................................................................................................................................……..	11
Section 4.02	Conduct of Business of Acap Prior to the Effective Time………………........................................................................................................................................…	13
Section 4.03	Insurance Company Merger……………………………………………….........................................................................................................................................…..	13
Section 4.04	Governmental Filings………………………………………………………...........................................................................................................................................…	13
Section 4.05	Access to Information…………………………………………………….........................................................................................................................................……	13
Section 4.06	Fees and Expenses………………………………………………………..........................................................................................................................................…….	13
Section 4.07	Public Disclosure……………………………………………………….............................................................................................................................................……	13
Section 4.08	Consents…………………………………………………………………...........................................................................................................................................……	14
Section 4.09	Indemnification…………………………………………………………...........................................................................................................................................…….	14

Article V.	CONDITIONS TO THE MERGER……………………………….……............................................................................................................................................…….	14

Section 5.01	Conditions to Obligations of Each Party to Effect the Merger……….….....................................................................................................................................……	14
Section 5.02	Conditions to the Obligations of UTG……………………………………........................................................................................................................................…..	14
Section 5.03	Conditions to Obligations of Acap……………………………………….......................................................................................................................................……	15

Article VI.	TERMINATION, AMENDMENT AND WAIVER……………………..........................................................................................................................................……	16

Section 6.01	Termination…………………………………………………………...….............................................................................................................................................……	16
Section 6.02	Effect of Termination……………………………………………………...........................................................................................................................................……	17
Section 6.03	Amendment……………………………………………………......……...........................................................................................................................................…….	17
Section 6.04	Extension; Waiver…………………………………………………………...........................................................................................................................................….	17

Article VII.	GENERAL PROVISIONS………………………………………………............................................................................................................................................……	17

Section 7.01	Non-Survival of Representations, Warranties and Agreements………………..................................................................................................................................	17
Section 7.02	Notices…………………………………………………………………..…….............................................................................................................................................	17
Section 7.03	Counterparts……………………………………………………………...........................................................................................................................................……..	18
Section 7.04	Entire Agreement; Assignment…………………………………………........................................................................................................................................…….	18
Section 7.05	Severability……………………………………………………………...................................................................................................................................................…	18
Section 7.06	Governing Law…………………………………………………………............................................................................................................................................…….	18

AGREEMENT OF MERGER

                        THIS AGREEMENT OF MERGER (the “Agreement”) is made and entered into as of August 9, 2011 by and between UTG, INC., a Delaware corporation (“UTG”), and ACAP CORPORATION, a Delaware corporation (“Acap”) (UTG and Acap are sometimes referred to individually as a “Party” and collectively as the “Parties”).

RECITALS

                      WHEREAS, the Board of Directors  of UTG  has determined  that the merger of Acap with and into UTG on the terms and subject to the conditions set out in this Agreement (the “Merger”) is advisable, fair to and in the best interests of UTG and its stockholders and, by resolutions duly adopted, has approved and adopted this Agreement; and

                      WHEREAS,  the Board of Directors of Acap,  after  receiving  the opinion  of its financial adviser that the terms of the Merger are fair to the stockholders of Acap (other than UTG) from a financial point of view, has determined that the Merger is advisable, fair to and in the best interests of Acap and its stockholders and, by resolutions duly adopted, has approved and adopted this Agreement;

NOW, THEREFORE, in consideration of the various representations, warranties, agreements and covenants set forth in this Agreement, the Parties agree as follows:

Article I.
THE MERGER

Section 1.01     The Merger.  On the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), Acap will be merged with and into UTG at the Effective Time (as defined below).  At the Effective Time, the separate corporate existence of Acap will cease and UTG will continue as the surviving corporation.  UTG, as the corporation surviving the Merger, is sometimes referred to as the “Surviving Corporation.”

Section 1.02     Closing; Effective Time.  Unless this Agreement is earlier terminated pursuant to Section 6.01, the closing of the Merger (the “Closing”) will take place no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article V (other than the conditions to be satisfied at the Closing), at the offices of Wyatt, Tarrant & Combs, LLP, 500 W. Jefferson Street, Suite 2800, Louisville, Kentucky, unless another time and/or place is mutually agreed upon in writing by Acap and UTG.  The date upon which the Closing actually occurs is referred to as the “Closing Date.”  On the Closing Date, the Parties will file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) in such form as is required by and executed and acknowledged in accordance with Section 251 of the DGCL, and as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL.  The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as UTG and Acap shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.03     Effect of the Merger.  At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of the DGCL and this Agreement.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acap will vest in the Surviving Corporation, and all debts, liabilities and duties of Acap will become the debts, liabilities and duties of the Surviving Corporation.  At the Effective Time, the separate corporate existence of Acap will cease.

Section 1.04 Certificate of Incorporation and Bylaws.

(a)
Certificate of Incorporation.  The certificate of incorporation of UTG, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in such certificate of incorporation.

(b)
Bylaws.    The  bylaws  of UTG,  as in effect  immediately prior  to the  Effective Time, will be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.05     Directors and Officers. The directors of UTG immediately prior to the Effective Time will be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of applicable law, and the certificate of incorporation and bylaws of the Surviving Corporation, as applicable, until their successors are duly elected and qualified. The officers of UTG immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation, until their successors are duly appointed

Section 1.06 Effect of Merger on the Capital Stock of the Constituent Corporations.

(a)
Effect on Capital Stock of Acap.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Acap or any shares of capital stock of UTG:

(i)
Cancellation of Treasury Stock and UTG-Owned Stock.  Each share of common stock, no par value, of Acap (the “Acap Common Stock”) that is held by Acap as treasury stock and each share of Acap Common Stock that is owned directly or indirectly by UTG immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no payment shall be made in exchange for such shares.

(ii)
Conversion of Acap Stock.   Subject to Section 1.07(d),  each share of Acap Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 1.06(a)(i) and any Dissenting Shares (as defined below)) shall be converted into the right to receive 233 (the “Exchange Ratio”) of a validly issued, fully paid and nonassessable share of common stock, no par value per share (“UTG Common Stock”), of UTG (the “Merger Consideration”).  From and after the Effective Time, all shares of Acap Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.06(a)(ii) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Acap Common Stock (each, an “Acap Certificate”) shall cease to have any rights with respect to such shares, except the right to receive the Merger Consideration, any dividends or other distributions payable pursuant to Section 1.07(b) and cash in lieu of any fractional shares payable pursuant to Section 1.07(d), in each case to be issued or paid in consideration therefor upon surrender of such Acap Certificate in accordance with Section 1.07(a), without interest.  Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of UTG Common Stock or Acap Common Stock are changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, or exchange of shares, or any similar event shall have occurred, then any number or amount contained in this Agreement that is based upon the number of shares of UTG Common Stock or Acap Common Stock, as the case may be, will be appropriately adjusted to provide to UTG and the holders of Acap Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(iii)
Appraisal Rights.    Notwithstanding any provision  in this  Agreement to the contrary, shares of Acap Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. From and after the Effective Time, a holder of Dissenting Shares shall not have, and shall not be entitled to exercise, any of the voting rights or other rights of a holder of shares of the Surviving Corporation but shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal under Section 262 of the DGCL, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration.

(b)
Effect on Capital Stock of UTG.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Acap or any shares of capital stock of UTG, each share of UTG Common Stock issued and outstanding immediately prior to the Effective Time will remain outstanding as one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation and will not be converted into any other securities or cash in the Merger.  The certificates for such shares will not be surrendered or in any way modified by reason of the Merger.

Section 1.07 Exchange of Certificates; Procedures.

(a)
Exchange Procedures.    As  soon  as  reasonably  practicable  after  the  Effective Time, the Surviving Corporation will mail (or cause an exchange agent appointed by it to mail) to each holder of record of an Acap Certificate whose shares of Acap Common Stock were converted pursuant to Section 1.06(a)(ii) the following:  (i) a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Acap Certificates will pass, only upon proper delivery of the Acap Certificates to the Surviving Corporation and which will be in customary form and contain customary provisions); and (ii) instructions for use in effecting the surrender of the Acap Certificates in exchange for the Merger Consideration, any dividends or other distributions payable pursuant to Section 1.07(b) and cash in lieu of any fractional shares payable pursuant to Section 1.07(d).  Each holder of record of one or more Acap Certificates will, upon surrender to the Surviving Corporation of such Acap Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Surviving Corporation, be entitled to receive in exchange therefor (i) a certificate or certificates representing that number of whole shares of UTG Common Stock (after taking into account all Acap Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.06(a)(ii), (ii) any dividends or distributions payable pursuant to Section 1.07(b) and (iii) cash in lieu of any fractional shares payable pursuant to Section 1.07(d), and the Acap Certificates so surrendered will forthwith be cancelled.  In the event of a transfer of ownership of Acap Common Stock which is not registered in the transfer records of Acap, payment of the Merger Consideration in accordance with this Section 1.07(a) may be made to a person other than the person in whose name the Acap Certificate so surrendered is registered if such Certificate has been properly endorsed or otherwise be in proper form for transfer and the person requesting such payment pays any transfer taxes required by reason of the transfer, or establishes to the reasonable satisfaction of the Surviving Corporation that such taxes have been paid or are not applicable.  Until surrendered as contemplated by this Section 1.07(a), each Acap Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any dividends or other distributions payable pursuant to Section 1.07(b) and cash in lieu of any fractional shares payable pursuant to Section 1.07(d).  No interest shall be paid or will accrue on any payment to holders of Acap Certificates pursuant to the provisions of this Article I

(b)
Treatment of Unexchanged Shares.    No dividends or other distributions declared or made with respect to UTG Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Acap Certificate with respect to the shares of UTG Common Stock issuable upon surrender thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.07(d), until the surrender of such Acap Certificate in accordance with this Article I.  Subject to escheat, tax or other applicable law, following surrender of any such Acap Certificate, there shall be paid to the holder of the Certificate representing whole shares of UTG Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of UTG Common Stock to which such holder is entitled pursuant to Section 1.07(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of UTG Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of UTG Common Stock

(c)
No Further Ownership Rights in Acap Common Stock.      The  shares  of  UTG Common Stock issued and cash paid in accordance with the terms of this Article I upon conversion of any shares of Acap Common Stock (including any cash paid pursuant to subsection (b) or (d) of this Section 1.07) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Acap Common Stock.  From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Acap Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any certificates formerly representing shares of Acap Common Stock are presented to the Surviving Corporation or any exchange agent appointed by it for any reason, they shall be cancelled and exchanged as provided in this Article I.

(d)
No Fractional Shares.    No certificates  or scrip representing  fractional  shares of  UTG Common Stock shall be issued upon the conversion of Acap Common Stock pursuant to Section 1.06(a)(ii), and such fractional share interests shall not entitle the owner thereof to vote, to receive dividends or to have any rights of a holder of UTG Common Stock.  For purposes of this Section 1.07(d), all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.  Notwithstanding any other provision of this Agreement, each holder of Certificates who otherwise would be entitled to receive a fraction of a share of UTG Common Stock (determined after taking into account all Acap Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of such fractional part of a share of UTG Common Stock multiplied by $19.68 representing the appraised fair value per share of UTG common stock.

(e)
No Liability.   Neither  Acap  nor  the  Surviving  Corporation  (nor any exchangeagent appointed by the Surviving Corporation pursuant to this Section 1.07) will be liable to any person in respect of any Merger Consideration or any dividends, distributions or cash payable in lieu of fractional shares to which such person was otherwise entitled pursuant to this Agreement delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any Acap Certificates are not surrendered prior to one (1) year after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration, if any, in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such Merger Consideration, dividends, distributions or cash payable in lieu of fractional shares in respect of such certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(f)
Lost Acap Certificates.  If any Acap Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Acap Certificate, the Surviving Corporation shall issue, in exchange for such lost, stolen or destroyed Acap Certificate, the Merger Consideration, any cash in lieu of fractional shares and any dividends and distributions on the Acap Certificate deliverable in respect thereof pursuant to this Agreement.

(g)
Withholding Rights.         The  Surviving  Corporation  and  any exchange  agent appointed by it (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Acap Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of federal, state, local or foreign tax law.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Acap Certificates in respect of which the Surviving Corporation or the exchange agent, as the case may be, made such deduction or withholding.

Section 1.08     Taking of Necessary Action; Further Action.    If at any  time after the  Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Acap, UTG and the officers and directors of UTG are fully authorized in the name of UTG or otherwise to take, and will take, all such lawful and necessary action.

Article II
REPRESENTATIONS AND WARRANTIES OF ACAP

Acap hereby represents and warrants to UTG that:

Section 2.01 Organization, Standing and Power; Subsidiary.

(a)
Acap is a corporation duly organized,  validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.  American Capitol Insurance Company, the subsidiary of Acap, is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on Acap.  For purposes of this Agreement, the term “Material Adverse Effect” on a Party means an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material impact on (a) the financial position, business or results of operations of such Party and its subsidiaries (though with respect to UTG, excluding Acap and its subsidiary), taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger, other than any event, change or occurrence relating to (i) the United States economy, the regional economy in which such Party conducts business or the securities markets in general or (ii) this Agreement or the transactions contemplated hereby or announcement hereof.

(b)
Each  of  Acap  and  its  subsidiary  is duly  qualified  and in good  standing  to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Acap.  Acap has made available to UTG a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date of this Agreement.

Section 2.02 Capital Structure.

(a)
The authorized capital stock of Acap consists of 10,000 shares of Acap Common Stock, of which 2,898 shares are issued and outstanding as of the date of this Agreement.  All outstanding shares of Acap Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b)
(i) Acap does not have any stock option plan or other stock-related plan providing for equity compensation of any person, (ii) there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Acap is a party or by which it is bound obligating it to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Acap Common Stock, (iii) Acap is not obligated to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any option, warrant, call, right, commitment or agreement upon the closing of the transactions contemplated hereby or upon the occurrence of any other event, and (iv) no bonds, debentures, notes or other indebtedness of Acap exist having the right to vote on any matters on which holders of capital stock of Acap may vote.

Section 2.03 Authority; No Conflicts.

(a)
Subject,  in the case of the consummation of the Merger, to the Acap Stockholder Approval, any approvals or clearances required under the applicable insurance laws of any state, the filings contemplated by Section 4.01(a) and the filing of the Certificate of Merger with the Delaware Secretary of State, (i) Acap has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acap and no further action is required on the part of Acap to authorize this Agreement and the transactions contemplated hereby, (iii) this Agreement and the Merger have been unanimously approved and adopted by the Board of Directors of Acap in accordance with Delaware law, and the certificate of incorporation and bylaws of Acap, and (iv) this Agreement has been duly executed and delivered by Acap, and assuming the due authorization, execution and delivery by the other party hereto, constitutes the valid and binding obligation of Acap, enforceable against it in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)
The execution and  delivery by Acap of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit (any such event, a “Conflict”) under (i) any provision of the certificate of incorporation or bylaws of Acap, (ii) except as would not reasonably be expected to have a Material Adverse Effect on Acap, any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (individually a “Contract”) to which Acap or its subsidiary or any of their respective properties or assets (including intangible assets), is subject, or (iii) except as would not reasonably be expected to have a Material Adverse Effect on Acap, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acap or its subsidiary or any of their respective properties or assets (tangible and intangible).

Section 2.04     Financial Statements.    Each of the  financial statements  of Acap  (including the related notes) furnished to UTG presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Acap and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements of Acap, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.  Acap and its subsidiary have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Acap and its subsidiary or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, (B) liabilities incurred in accordance with Section 4.02, or (C) liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acap.

Section 2.05     Information Supplied.       The  information  supplied  by  Acap  for  inclusion  or incorporated by reference in the Proxy Statement (as defined below) or any amendment or supplement thereto to be sent to the stockholders of Acap in connection with the Stockholders’ Meeting (as defined below) will not, on the date the Proxy Statement is first mailed to the Acap stockholders or at the time of the Stockholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “1933 Act”) and the regulations promulgated thereunder.  Notwithstanding the foregoing, no representation or warranty is made with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of UTG for inclusion or incorporation by reference.

Section 2.06     Absence of Changes or Events.   Except for liabilities permitted to be incurred in accordance with this Agreement or the transactions contemplated hereby, since December 31, 2010, Acap and its subsidiary have conducted their business only in the ordinary course and in a manner consistent with past practice and, since December 31, 2010, there have not been any changes, circumstances or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Acap.

Section 2.07 Litigation; Compliance with Laws.

(a)
There are no actions pending or, to the knowledge of Acap, threatened, against or affecting Acap or any subsidiary of Acap or any property or asset of Acap or any subsidiary of Acap which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acap, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Acap or any subsidiary of Acap which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acap.  As used in this Agreement, the term “Governmental Entity” includes any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(b)
Except as,  individually or in the aggregate,  would not reasonably  be expected to have a Material Adverse Effect on Acap, Acap and its subsidiary hold all permits, licenses, franchises, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses as now being conducted of Acap and its subsidiary, taken as a whole (the “Acap Permits”), and no suspension or cancellation of any of the Acap Permits is pending or, to the knowledge of Acap, threatened. Acap and its subsidiary are in compliance with the terms of the Acap Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acap. Neither Acap nor its subsidiary is in violation of, and Acap and its subsidiary have not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any Governmental Entity, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acap.

Section 2.08     Brokers’ and Finders’ Fees.    Acap has not incurred,  nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for compensation payable to the Financial Advisor (as defined in Section 5.03(c)).

Section 2.09     Representations complete.  Neither any of the representations or warranties made by Acap in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by Acap pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Article III
REPRESENTATIONS AND WARRANTIES OF UTG

                     UTG hereby represents and warrants to Acap that, except as disclosed in all registration statements, prospectuses, reports, schedules, forms and other documents filed by UTG with the SEC since December 31, 2007 and prior to the date of this Agreement (the “UTG Filed SEC Reports”):

Section 3.01 Organization, Standing and Power; Subsidiaries.

(a)
UTG is a corporation duly organized,  validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its business as now being conducted.  Each subsidiary of UTG (other than Acap or any subsidiary of Acap) is a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have a Material Adverse Effect on UTG.

(b)
Each of UTG and its subsidiaries  (other than Acap and Acap’s subsidiary) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect on UTG.

Section 3.02 Capital Structure.

(a)
The authorized capital stock of UTG consists of 7,000,000 shares of UTG Common Stock, of which 3,807,996 shares are issued and outstanding as of the date of this Agreement.  All outstanding shares of UTG Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b)
The shares of UTG Common Stock to be issued in the Merger have been duly authorized and, when issued upon consummation of the Merger in accordance with the terms and subject to the conditions of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights.

Section 3.03 Authority; No Conflicts.

(a)
Subject,  in  the  case  of the  consummation  of the  Merger,  to any  approvals or clearances required under the applicable insurance laws of any state, the filings contemplated by Section 4.01(a) and the filing of the Certificate of Merger with the Delaware Secretary of State, (i) UTG has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UTG and no further action is required on the part of UTG to authorize the Agreement and the transactions contemplated hereby, (iii) this Agreement and the Merger have been unanimously approved and adopted by the Board of Directors of UTG in accordance with Delaware law, and the certificate of incorporation and bylaws of UTG, and (iv) this Agreement has been duly executed and delivered by UTG, and assuming the due authorization, execution and delivery by the other Party hereto, constitutes the valid and binding obligation of UTG, enforceable against it in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(b)
The execution and delivery  by UTG of this Agreement  and the consummation of the transactions contemplated hereby will not result in a Conflict under (i) any provision of the certificate of incorporation or bylaws of UTG, (ii) except as would not reasonably be expected to have a Material Adverse Effect on UTG, any Contract to which UTG or any of its subsidiaries or any of their respective properties or assets (including intangible assets), is subject, or (iii) except as would not reasonably be expected to have a Material Adverse Effect on UTG, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to UTG or any of its subsidiaries (other than Acap or its subsidiary) or any of their respective properties or assets (tangible and intangible).

Section 3.04     Information Supplied.     The  information  supplied  by  UTG  for  inclusion  or incorporated by reference in the Proxy Statement or any amendment or supplement thereto to be sent to the stockholders of Acap in connection with the Stockholders’ Meeting will not, on the date the Proxy Statement is first mailed to the Acap stockholders or at the time of the Stockholders’ Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Form S-4 (as defined below) will comply as to form in all material respects with the requirements of the 1933 Act and the regulations promulgated thereunder.  Notwithstanding the foregoing, no representation or warranty is made with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Acap for inclusion or incorporation by reference.

Section 3.05 Merger Consideration. UTG has sufficient capital resources to pay the total Merger Consideration and to consummate all of the transactions contemplated by this Agreement.

Section 3.06     Brokers’ and Finders’ Fees.    UTG has not incurred,  nor will it incur,  directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.07     Representations Complete.  Neither any of the representations or warranties made by UTG (as modified by the UTG Filed SEC Reports) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by UTG pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

Article IV.
COVENANTS

Section 4.01 Preparation of Proxy Statement; Stockholders’ Meeting.

(a)
Form S-4 and Proxy Statement.  As soon as practicable following the date of this Agreement, (i) UTG and Acap will jointly prepare a proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the holders of Acap Common Stock relating to the meeting of such holders (the “Stockholders’ Meeting”) to be held to consider adoption of this Agreement and (ii) UTG shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the 1933 Act of UTG Common Stock to be issued in the Merger.  UTG will, as promptly as practicable after receipt thereof, provide Acap copies of any written comments and advise Acap of any oral comments with respect to the Form S-4 received from the SEC.  The Parties will cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement or the Form S-4 prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC.  Notwithstanding any other provision in this Agreement to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement or the Form S-4 will be made without the approval of both Parties, which approval will not be unreasonably withheld or delayed; provided that with respect to documents filed by UTG which are incorporated by reference in the Form S-4 or the Proxy Statement, this right of approval will apply only with respect to information relating to Acap or its business, financial condition or results of operations.  UTG and Acap will use their respective reasonable best efforts to have the Form S-4 declared effective under the 1933 Act as promptly as practicable after such filing, keep the Form S-4 effective for so long as necessary to complete the Merger or, if earlier, until this Agreement is terminated and to ensure that it complies in all material respects with the applicable provisions of the 1933 Act.  Acap will use its reasonable best efforts to cause the Proxy Statement to be mailed to Acap’s stockholders as promptly as practicable after the Form S-4 is declared effective under the 1933 Act.  UTG shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of UTG Common Stock pursuant to this Agreement and Acap will furnish all information concerning Acap and the holders of Acap Common Stock as may be reasonably requested in connection with any such action. UTG will advise Acap, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order or the suspension of the qualification of UTG Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. If at any time prior to the Effective Time any information relating to Acap or UTG, or any of their respective Affiliates, officers or directors, should be discovered by Acap or UTG which should be set forth in an amendment or supplement to the Form S-4, or the Proxy Statement included in the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and the Parties shall cooperate in the prompt filing with the SEC of an appropriate amendment or supplement describing such information and, to the extent required by applicable law, in the disseminating the information contained in such amendment or supplement to the stockholders of Acap.

(b)
Acap Stockholder Meeting.   Acap shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Stockholders’ Meeting on a date determined in accordance with the mutual agreement of Acap and UTG in accordance with applicable law and the organizational documents of Acap for the purpose of obtaining the approval of this Agreement and the transactions contemplated hereby (including the Merger) by the stockholders of Acap (the “Acap Stockholder Approval”).  Subject to its fiduciary duties, the Board of Directors of Acap will recommend adoption of this Agreement by the stockholders of Acap entitled to vote at the Stockholders’ Meeting.

Section 4.02     Conduct of Business of Acap Prior to the Effective Time.  During the period from the date of this Agreement and continuing until the Effective Time, Acap agrees as to itself and its subsidiary that (except as expressly contemplated or permitted by this Agreement or to the extent that UTG otherwise consents in writing, such consent not to be unreasonably withheld) Acap and its subsidiary will carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and will use their reasonable best efforts to preserve intact their present lines of business and preserve their relationships with customers and others having business dealings with them.

Section 4.03     Insurance Company Merger.  After the execution and delivery of this Agreement Universal Guaranty Life Insurance Company, a wholly-owned subsidiary of UTG (“UGLIC”), and American Capitol Insurance Company (“ACIC”), a wholly-owned subsidiary of Acap, will enter into an agreement and plan of merger pursuant to which ACIC will merge with and into UGLIC on terms and conditions acceptable to UTG and Acap (the “Insurance Company Merger”).  The parties intend that the Insurance Company Merger become effective immediately following the Effective Time.

Section 4.04     Governmental Filings.    Each Party  will file all reports required  to be filed  by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and will, if requested by the other Party and to the extent permitted by law or regulation or any applicable confidentiality agreement, deliver to the other Party copies of all such reports promptly after such request.  Each Party will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of any Governmental Entity required in connection with the transactions contemplated by this Agreement (including the Merger and the Insurance Company Merger).

Section 4.05     Access to Information.  Acap will afford UTG  and its accountants,  counsel  and other representatives, reasonable access during the period prior to the Effective Time to (i) all of Acap’s properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Acap as UTG may reasonably request, and (iii) all employees of Acap as identified by UTG.  Acap agrees to provide to UTG and its accountants, counsel and other representatives copies of internal financial statements (including tax returns and supporting documentation) promptly upon request.  No information or knowledge obtained in any investigation pursuant to this Section 4.05 will affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement.

Section 4.06     Fees and Expenses.  Regardless whether the  Merger is consummated,  Acap and UTG will be responsible for and bear all of their own costs and expenses incurred at any time in connection with pursuing or consummating the Merger, except expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, which will be shared equally by Acap and UTG.

Section 4.07     Public Disclosure.  The  initial   press   release   pertaining   to   the  transactions contemplated by this Agreement will be a joint press release and thereafter each Party will consult with the other before issuing communications to employees regarding the transactions contemplated by this Agreement or any press release or otherwise making any public statements with respect to this Agreement or the Merger and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.  Acap and UTG will each provide to the other a copy of each press release or other public statement relating to its business reasonably in advance of making such release or statement.

Section 4.08     Consents.  Acap will use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the contracts to which Acap or its subsidiary are parties to the extent deemed appropriate or necessary by any Party in connection with the Merger so as to preserve all rights of, and benefits to, the Surviving Corporation thereunder from and after the Effective Time.

Section 4.09     Indemnification.  If the Merger is consummated,  UTG agrees to assume and be responsible for all obligations of Acap as of the Effective Time to provide indemnification from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of the current or former directors or officers of Acap as provided in Acap’s certificate of incorporation or bylaws, as in effect on the date of this Agreement, for a period of six (6) years after the Effective Time.

Article V.
CONDITIONS TO THE MERGER

Section 5.01     Conditions to Obligations of Each Party to Effect the Merger.  The  respective obligations of Acap and UTG to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)	Acap Stockholder Approval. Acap will have received the Acap Stockholder Approval.

(b)
No Order.    No  Governmental  Entity  will  have  enacted,   issued,   promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(c)
No  Injunctions  or  Restraints;  Illegality.         No   temporary   restraining   order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

Section 5.02     Conditions to the Obligations of UTG.  The obligation  of  UTG  to  effect  the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by UTG:

(a)
Representations,  Warranties  and  Covenants.    (i)   The   representations   and warranties of Acap in this Agreement will have been true and correct in all material respects on the date they were made and will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Acap as of a specified date, which will be true and correct in all material respects as of such date), and (ii) Acap will have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by Acap as of the Closing.

(b)
Governmental Approval.      All  approvals,  consents  or  authorizations  from  any Governmental Entity deemed appropriate or necessary by UTG for the consummation of the transactions contemplated by this Agreement (including the Merger and the Insurance Company Merger) will have been timely obtained on terms acceptable to UTG and any required waiting periods must have expired.

(c)
Litigation.    There  will  be  no  action,  suit,  claim  or  proceeding  of  any  nature pending, or overtly threatened, against Acap or its subsidiary, their respective properties or any of their respective officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

(d)	Third Party Consents. UTG will have received copies of all consents or approvals of third parties it deems necessary or appropriate.

(e)	Certificate of Acap. UTG will have received a certificate validly executed on behalf of Acap by a corporate officer to the effect that, as of the Closing:

(i)
All  representations  and  warranties  made by  Acap  in  this  Agreement  are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of Acap as of a specified date, which will be true and correct in all material respects as of such date); and

(ii)	all covenants and obligations under this Agreement to be performed by Acap on or before the Closing have been so performed in all material respects.

(f)
Certificate of Secretary of Acap.     UTG  will have  received  a certificate,  validly executed by the Secretary of Acap, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of Acap, (ii) the valid adoption of resolutions of the Board of Directors of Acap and the Stockholders approving this Agreement and the approval of the transactions contemplated hereby and that such approvals are in full force and effect without modification, (iii) the incumbency of the officers of Acap executing this Agreement and any agreements contemplated hereby or other instruments or certificates relating hereto or thereto.

(g)
No  Material  Adverse  Effect.      No event,  condition or  circumstances  will have occurred or be discovered after the date of this Agreement which has had, or is reasonably likely to have, a Material Adverse Effect on Acap.

Section 5.03     Conditions to Obligations of Acap.  The obligations of Acap to consummate and effect this Agreement and the transactions contemplated hereby are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Acap:

(a)
Representations, Warranties and Covenants.  (i) The representations and warranties of UTG in this Agreement (other than the representations and warranties of UTG as of a specified date, which will be true and correct in all material respects as of such date) will be true and correct in all material respects on the date they were made and will be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) UTG will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by UTG as of the Closing.

(b)	Certificate of UTG. Acap will have received a certificate validly executed on behalf of UTG by a corporate officer to the effect that, as of the Closing:

(i)
All  representations and  warranties made by UTG  in this Agreement  (other than the representations and warranties of UTG as of a specified date, which will be true and correct as of such date) are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

(ii)	all covenants and obligations under this Agreement to be performed by UTG on or before the Closing have been so performed in all material respects.

(c)
Fairness Opinion   -    The  Board  of  Directors   of  Acap  will  have  received  an opinion from Lewis & Ellis, Inc. (the “Financial Advisor”) that the transactions contemplated hereby, including the Merger Consideration to be paid on consummation of the Merger, is fair from a financial standpoint as to Acap and the stockholders.

(d)
Governmental Approval.   Approvals  from  any  court,  administrative  agency  or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (if any) deemed appropriate or necessary by Acap will have been timely obtained.

Article VI.
TERMINATION, AMENDMENT AND WAIVER

Section 6.01 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing (including after receipt of the Acap Stockholder Approval):

(a)	by mutual, written agreement of Acap and UTG;

(b)	by Acap or by UTG, if the Closing Date has not occurred by December 31, 2011;

(c)	by Acap or by UTG upon the failure of any condition set out in Section 5.01;

(d)
by UTG if any action has been taken,  or any statute,  rule,  regulation or order hasbeen enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit UTG’s ownership or operation of any portion of the business of Acap or its subsidiary, or (ii) compel UTG to dispose of or hold separate all or a material portion of the business or assets of Acap, its subsidiary or UTG as a result of the Merger; or

(e)
by UTG  if UTG  is not in material breach  of its obligations under  this Agreement and there has been any event, condition or circumstances occur or that is discovered after the date of this Agreement which has had, or is reasonably likely to have, a Material Adverse Effect on Acap.

Section 6.02     Effect of Termination.   In the event of termination of this Agreement as provided In Section 6.01, this Agreement will forthwith become void and there will be no liability or obligation on the part of UTG or Acap, or their respective officers, directors or stockholders; provided, however, that, the provisions of Section 4.06 and Section 4.07, Article VII and this Section 6.02 will remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VI.

Section 6.03 Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of both Parties.

Section 6.04     Extension; Waiver.  At any time prior to the Closing, UTG, on the one hand, and Acap, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained in this Agreement or in any document delivered pursuant to this Agreement, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement.  Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

Article VII.
GENERAL PROVISIONS

Section 7.01     Non-Survival  of Representations,  Warranties and  Agreements.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, will survive the Effective Time, except for those covenants, agreements and other provisions contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time, Section 4.06 and this Article VII.

Section 7.02     Notices.  All notices and other communications hereunder will be in writing, will be effective when received, and will in any event be deemed received and effectively given (i) upon delivery, if delivered personally or by commercial messenger or courier service, (ii) three days after deposit in the U.S. mail, if delivered by registered or certified mail (postage prepaid, return receipt requested), (iii) one business day after the day of facsimile transmission, if sent by facsimile with confirming copy by U.S. mail (first class, postage prepaid), or (iv) one business day after the business day of deposit with Federal Express or similar carrier for overnight delivery, freight prepaid, in each case to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)	if to UTG, to:

UTG, Inc. 5250 South Sixth Street Springfield, Illinois 62703 Attention: Chief Executive Officer Telephone No.: 217/241-6300 Facsimile No.: 217/241-6578

(b)	if to Acap, to:

Acap Corporation 5250 South Sixth Street Springfield, Illinois 62703 Attention: Chief Executive Officer Telephone No.: 217/241-6300 Facsimile No.: 217/241-6578

Section 7.03     Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be deemed originals, will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

Section 7.04     Entire Agreement; Assignment.  This Agreement, the exhibits hereto, and the  documents and instruments and other agreements among the Parties referenced in this Agreement: (i) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings both written and oral, among the Parties with respect to the subject matter of this Agreement, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) may not be assigned by operation of law or otherwise, except that UTG may assign its rights and delegate its obligations hereunder to any entity or entities that are wholly-owned by UTG, directly or indirectly.

Section 7.05     Severability.  In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the Parties.  The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 7.06     Governing Law.  This Agreement is governed by and construed in accordance with the laws of the State of Illinois, as applied to contracts entered into and wholly to be performed within such state by residents thereof.  Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the federal district courts located within the State of Illinois, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein unless otherwise provided herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Illinois for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, UTG and Acap have caused this Agreement to be signed, all as of the date first written above.

UTG, INC.

By:	/s/ James P. Rousey

Name:	James P. Rousey

Title:	President

ACAP CORPORATION

By:	/s/ Theodore C. Miller

Name:	Theodore C. Miller

Title:	Sr. Vice President